Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No: M90367663E      Tel: (65) 6227 5428

Website: www.allianceaudit.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 8, 2023, relating to the consolidated financial statements of UTime Limited, appearing in its Annual Report on Form 20-F for the year ended March 31, 2023.

We also consent to the reference to us under the heading “Expert” in the Registration Statement.

/s/ Audit Alliance LLP

Singapore

April 23, 2024